Exhibit 10.14

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT ("Amendment") is entered into as of the  9th day of July, 2019  ("Effective Date"), by and between FSP 1001 17TH STREET LLC, a Delaware limited liability company ("Landlord"), and PING IDENTITY CORPORATION, a Delaware corporation ("Tenant").

RECITALS

A.Landlord's predecessor-in-interest and Tenant entered into that certain Lease Agreement dated January 21, 2011 ("Base Lease"), as amended by that certain First Amendment to Lease Agreement ("First Amendment") dated November 12, 2015, that certain Second Amendment to Lease Agreement ("Second Amendment") dated December 6, 2017, that certain Third Amendment to Lease Agreement ("Third Amendment") dated August 21, 2018, that certain Fourth Amendment to Lease Agreement ("Fourth Amendment") dated effective February 1, 2019, and that certain Fifth Amendment to Lease Agreement ("Fifth Amendment") dated March 18, 2019.  The Base Lease as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment is referred to herein as the "Lease", which pertains to those certain premises located in Suite 100, Suite 800, Suite 830 ("Suite 830"), the 9th floor, and Suite 1100 in the building located at 1001 17th Street, Denver, Colorado 80202 ("Building"). Except for such terms and words as are defined herein, any other capitalized terms and words used herein shall have the meaning attributed to them as set out in the Lease.

B.The Lease is guaranteed to by Roaring Fork Intermediate, LLC, a Delaware limited liability company ("Guarantor"), pursuant to that certain Guaranty of Lease dated August 26, 2018 ("Guaranty").

C.Landlord and Tenant desire to amend certain terms of the Lease as provided herein.

NOW, THEREFORE, in consideration of the mutual obligations and covenants contained in this Amendment and the Lease, as amended, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.The first sentence of Section 1 of the Fifth Amendment is hereby deleted in its entirety and replaced with the following in lieu thereof:

"The Term of the Lease for Suite 830 shall expire on December 31, 2019."

2.The Term of the Lease for Suite 830 (the "Suite 830 Extension Period") shall continue from the date hereof and shall expire on December 31, 2019 which is referred to as the "Suite 830 Expiration Date". Tenant has no right to extend or renew the Term of the Lease for Suite 830, and any options to extend or renew the Term of the Lease, including without limitation those set forth in Section 2 of the Addendum to the Base Lease, shall not apply to Suite 830.

3.Landlord and Tenant acknowledge that Tenant is in possession of Suite 830 pursuant to the terms of the Lease, Landlord has no obligation to make improvements or alterations to Suite 830, and Tenant accepts Suite 830 in its "as is" condition as of the date hereof and for the duration of the Term for Suite 830.

4.During the Suite 830 Extension Period, in addition to Base Rent payable for the other portions of the Premises as scheduled pursuant to the Lease, Tenant shall pay Base Rent for its use and occupancy of Suite 830, pursuant to the terms of the Lease and in accordance with the following payment schedule:

Period	Annual PSF for Suite 830	Monthly Base Rent for Suite 830

Effective Date through December 31, 2019	$22.50	$9,196.88

5.During the Suite 830 Extension Period, in addition to Base Rent and all other sums payable by Tenant pursuant to the Lease, Tenant shall be obligated to pay Additional Rent and all other sums payable by Tenant in accordance with the Lease applicable to Suite 830, including without limitation, Tenant's Pro Rata Share of Operating Expenses.  During the Suite 830 Extension Period, Tenant's Pro Rata Share for the Premises shall be 11.652%.

6.On or before the Suite 830 Expiration Date, Tenant shall surrender Suite 830 to Landlord in broom clean condition and otherwise as required by the Lease as provided in the Third Amendment, the Fourth Amendment, and the Fifth Amendment. If Tenant fails to timely surrender Suite 830 as required therein, such holding over shall continue to be subject to the terms and provisions of the Lease, including without limitation Sections 17 and Section 24 of the Base Lease.

7.Landlord and Tenant represent and warrant to the other that neither has employed any broker with respect to this Lease and has no knowledge of any broker's involvement in this transaction.  Each party shall indemnify the other against any expense incurred by a party as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by the other party or claiming by, through, or under the other party.

8.If there is any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment govern.  The Lease as hereby amended is in full force and effect, is hereby ratified and affirmed by the parties, and is binding upon the parties in accordance with its terms. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any one or more counterpart signature pages may be removed from one counterpart of the Amendment and annexed to another counterpart of the Amendment to form a completely executed original instrument without impairing the legal effect of the signature thereon. Signatures transmitted by facsimile or other static electronic form shall be binding as originals on the parties hereto.

9.Time is of the essence herein.

[Remainder of Page Intentionally Left Blank – Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:	TENANT:

FSP 1001 17TH STREET LLC,	PING IDENTITY CORPORATION,
a Delaware limited liability company	a Delaware corporation

By: FSP Property Management LLC, its	By: /s/ Lauren Romer
asset manager	Print Name:
Print Title:
By: /s/ William S. Friend, Jr.
William S. Friend, Jr.,
Executive Vice President –
Regional Director

GUARANTOR'S ACKNOWLEDGEMENT

By its signature below, the undersigned Guarantor acknowledges and approves the modifications of the Lease and the Guaranty as set forth in this Amendment and agree that the obligations under the Guaranty, including, but not limited to, the obligation to remain primarily and directly liable for payment obligations under the Lease, remain in full force and effect as to obligations arising under the Lease, as amended pursuant to this Amendment.

GUARANTOR:

ROARING FORK INTERMEDIATE, LLC,
a Delaware limited liability company

By: /s/ Andre Durand
Print Name:
Title:

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